Concentra Reports Third Quarter Results
Page 5
November 1, 2000


                                 EXHIBIT 99.1

Contacts:   Daniel J. Thomas                 Thomas E. Kiraly
            President and                    Executive Vice President and
            Chief Executive Officer          Chief Financial Officer
            (972) 364-8111                   (972) 364-8217


         CONCENTRA OPERATING CORPORATION REPORTS THIRD QUARTER RESULTS

     ADDISON, Texas, November 1, 2000 - Concentra Operating Corporation ("Concentra") today announced financial results for the third quarter and nine-month period ended September 30, 2000. Due primarily to a strong performance by the Company's Health Services division, Concentra reported $33,104,000 in EBITDA which represented an increase of 18% over the results reported for the third quarter of the prior year.

     Revenues for the third quarter rose 9% to $192,764,000 from $176,658,000 in the same period last year. Operating income was $22,515,000 compared with an operating loss of $36,048,000 in the third quarter of 1999. Net income for the third quarter totaled $1,417,000 versus a net loss of $42,070,000 in the year-earlier quarter. Revenues for the nine months of 2000 rose 11% to $564,208,000 from $506,157,000 in the same period last year. Operating income was $62,100,000 compared with $2,096,000 in the first nine months of 1999. Year-to-date net income for the first nine months of 2000 totaled $4,046,000 versus a net loss of $24,476,000 in the year-earlier period.

     The Company's prior-year results reflected a non-recurring charge of $54,419,000 relating to Concentra's August 1999 recapitalization. Excluding this non-recurring charge, operating income and net income were $18,371,000 and $3,814,000, respectively, in the third quarter of 1999 and $56,515,000 and $21,408,000, respectively, for the first nine months of 1999.

     Earnings before interest, taxes, depreciation and amortization ("EBITDA"), as computed in a manner consistent with the definition set forth in the Company's $190 million Series A Senior Subordinated Notes, increased 18% to $33,104,000 in the third quarter of 2000 compared with $28,029,000 reported for the same period last year. For the first nine months of 2000, EBITDA totaled $92,768,000, representing an increase of 13% from $82,246,000 in the year-earlier period.

     Commenting on the results, Daniel J. Thomas, President and Chief Executive Officer of Concentra, said, "Our health services business, which set another record mark for quarterly revenues and EBITDA in the third quarter, continues to perform in an excellent manner and has contributed greatly to our overall growth. When combining this performance with the ongoing stability of our cost containment and case management services, we have been able to sustain the momentum that we have been building in our operations throughout 2000."

     Detailing the Company's progress in the third quarter, Thomas noted that Concentra's Health Services division continued to post solid internal growth in the third quarter, as revenues

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Concentra Reports Third Quarter Results
Page 6
November 1, 2000


in this business approached $106 million and increased to 55% of the Company's total revenue base.

     "Same-market revenues in health services have trended higher all year, rising 11% in the third quarter and 9.6% for the year to date," Thomas added. "Importantly, these gains have been primarily driven by an increase in patient visits. We are pleased by the same-market visit growth in both our injury care and non-injury related services. We continue to view non-injury care as a very positive and profitable means of attracting new business which often times leads to a broader relationship involving a more comprehensive service offering." During the third quarter, 52% of the total visits to Concentra's occupational healthcare centers related to non-injury care, unchanged from the second quarter of 2000 and up from 51% in the third quarter last year. As of September 30, 2000, Concentra had 216 centers located in 63 markets in 32 states.

     Thomas also noted that although he was pleased with achieving a stable performance in the Company's Specialized Cost Containment services and Field Case Management lines of business, Concentra has set firm goals for increasing the growth rate in these businesses. "As we've discussed in past quarters, our primary objective for our non-Health Services businesses as we approach 2001 is to achieve meaningful sales growth in our new service areas and to expand the base of accounts who rely upon our traditional service offerings," said Thomas.

     At September 30, 2000, Concentra had $19,500,000 drawn on its $100,000,000 revolving credit facility.

     A listen-only simulcast and replay of Concentra's third quarter conference call can be accessed at www.streetevents.com. The simulcast will begin at
                        --------------------
approximately 8:00 a.m. Central Time tomorrow; a replay of this call will be available at approximately noon Central Time tomorrow and may be accessed until December 2, 2000.

     Concentra Operating Corporation, the successor to and a wholly-owned subsidiary of Concentra Managed Care, Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto, and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.

     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for

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Concentra Reports Third Quarter Results
Page 7
November 1, 2000


the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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Concentra Reports Third Quarter Results
Page 8
November 1, 2000


                        CONCENTRA OPERATING CORPORATION
                         a wholly-owned subsidiary of
                         CONCENTRA MANAGED CARE, INC.
                Unaudited Consolidated Statements of Operations
                                (in thousands)

                                                       Three Months Ended                  Nine Months Ended
                                                           September 30,                      September 30,
                                                  -------------------------------    -------------------------------
                                                       2000             1999              2000             1999
                                                  -------------     -------------    -------------     -------------
REVENUE:
Health services                                   $     105,696     $      89,857    $     302,960     $     242,421
Specialized cost containment                             51,578            50,718          154,753           151,630
Field case management                                    35,490            36,083          106,495           112,106
                                                  -------------     -------------    -------------     -------------
   Total revenue                                        192,764           176,658          564,208           506,157

COST OF SERVICES:
Health services                                          82,299            71,371          239,407           191,757
Specialized cost containment                             36,503            33,989          107,338           101,559
Field case management                                    31,609            33,628           95,136            99,613
                                                  -------------     -------------    -------------     -------------
   Total cost of services                               150,411           138,988          441,881           392,929
                                                  -------------     -------------    -------------     -------------

   Gross profit                                          42,353            37,670          122,327           113,228

General and administrative expenses                      16,149            15,957           49,314            47,218
Amortization of intangibles                               3,689             3,342           10,913             9,495
Non-recurring charge                                          -            54,419                -            54,419
                                                  -------------     -------------    -------------     -------------

   Operating income (loss)                               22,515           (36,048)          62,100             2,096

Interest expense                                         17,857            10,223           52,004            19,614
Interest income                                            (104)             (598)            (515)           (2,724)
Other expense (income), net                                (140)             (427)            (263)             (147)
                                                  -------------     -------------    -------------     -------------
Income before income taxes                                4,902           (45,246)          10,874           (14,647)
   Provision (benefit) for income taxes                   3,485            (3,176)           6,828             9,829
                                                  -------------     -------------    -------------     -------------

Net income (loss)                                 $       1,417     $     (42,070)   $       4,046     $     (24,476)
                                                  =============     =============    =============     =============

The consolidated statements of operations above include the post-recapitalization transaction operating results of Concentra Operating Corporation, a wholly-owned subsidiary of Concentra Managed Care, Inc. and the pre-recapitalization transaction operating results of Concentra Managed Care, Inc. The recapitalization transaction was completed on August 17, 1999.

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

                        CONCENTRA OPERATING CORPORATION
                         a wholly-owned subsidiary of
                         CONCENTRA MANAGED CARE, INC.
                          Consolidated Balance Sheets
                                (in thousands)

                                                                        September 30,       December 31,
                                                                            2000                1999
                                                                       ---------------     --------------
                            ASSETS                                       (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                           $         5,355     $       14,371
   Accounts receivable, net                                                    172,604            156,239
   Prepaid expenses and other current assets                                    28,209             28,674
                                                                       ---------------     --------------
     Total current assets                                                      206,168            199,284

PROPERTY AND EQUIPMENT, NET                                                    107,933            104,068

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                                      327,926            324,984

OTHER ASSETS                                                                    26,231             25,768
                                                                       ---------------     --------------
                                                                       $       668,258     $      654,104
                                                                       ===============     ==============

     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Revolving credit facility                                           $        19,500     $        4,000
   Current portion of long-term debt                                             4,031              3,805
   Accounts payable and accrued expenses                                        79,879             89,109
                                                                       ---------------     --------------
     Total current liabilities                                                 103,410             96,914

LONG-TERM DEBT, NET                                                            557,891            559,942

DEFERRED INCOME TAXES AND OTHER LIABILITIES                                     41,584             36,521

STOCKHOLDER'S EQUITY (DEFICIT)                                                 (34,627)           (39,273)
                                                                       ---------------     --------------
                                                                       $       668,258     $      654,104
                                                                       ===============     ==============

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